UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 15, 2011, we amended a provision of our charter by filing the Third Articles of Amendment to the Second Articles of Amendment and Restatement, or the Third Articles of Amendment, with the State Department of Assessments and Taxation of Maryland. The Third Articles of Amendment were previously approved by our board of directors on June 1, 2010, subject to stockholder approval, and approved by our stockholders at the Annual Meeting of Stockholders held June 14, 2011, as described in Item 5.07 below.

The primary purpose of the Third Articles of Amendment is to amend a provision of our charter to provide that in the event our board of directors determines to internalize any management functions provided by our advisor, neither us nor our operating partnership shall pay any compensation or other remuneration to our advisor or its affiliates in connection with the internalization transaction.

The foregoing description of the Third Articles of Amendment is qualified in its entirety by reference to the Third Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc., as filed with the State Department of Assessments and Taxation of Maryland on June 15, 2011, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2011, we held our 2011 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following three proposals: (i) to elect five directors, each to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified; (ii) to adopt an amendment to our charter; and (iii) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. The three proposals are described in detail in our definitive proxy statement, dated April 28, 2011, as filed on Schedule 14A on April 28, 2011.

The three proposals were approved by our stockholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five directors, each to hold office for a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Shares For	Shares Withheld
Jeffrey T. Hanson	11,784,643	165,746
Danny Prosky	11,789,185	161,204
Patrick R. Leardo	11,784,943	165,446
Gerald W. Robinson	11,781,483	168,906
Gary E. Stark	11,772,054	178,335

No broker non-votes were cast in the election of our directors.

Proposal 2. For the adoption of an amendment to our charter:

Shares For	11,384,827
Shares Against	152,727
Shares Abstained	412,835

No broker non-votes were cast in the adoption of an amendment to our charter.

Proposal 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011:

Shares For	11,650,869
Shares Against	65,129
Shares Abstained	234,391

No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Item 8.01 Other Events.

On June 14, 2011, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2011 and ending on September 30, 2011.

The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the July 2011, August 2011 and September 2011 periods will be paid in August 2011, September 2011 and October 2011, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Third Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc., dated June 15, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

June 16, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Third Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc., dated June 15, 2011